UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2019

Lazard Group LLC
(Exact name of registrant as specified in its charter)

Delaware	333-126751	51-0278097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Rockefeller Plaza
New York, NY 10112
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 632-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2019, Lazard Group LLC (the “Company”), a subsidiary of Lazard Ltd, completed its previously announced offering of an aggregate principal amount of $500 million of the Company’s 4.375% Senior Notes due 2029 (the “Notes”) in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2017 (Registration No. 333-217599).

The Notes were issued pursuant to a ninth supplemental indenture, dated March 11, 2019 (the “Ninth Supplemental Indenture”), between the Company and The Bank of New York Mellon, as trustee, to an indenture, dated May 10, 2005 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The Notes bear interest at the rate of 4.375% per year. Interest on the Notes is payable on March 11 and September 11 of each year, beginning on September 11, 2019. The Notes will mature on March 11, 2029. The Company may, at its option, redeem some or all of the Notes at any time by paying the applicable redemption prices set forth in the Indenture and the Ninth Supplemental Indenture. In addition, holders of the Notes may require the Company to repurchase the Notes upon the occurrence of a change of control triggering event. The Notes are senior unsecured obligations of the Company and rank equally with all of its other existing and future senior unsecured indebtedness. Neither Lazard Ltd nor any of the Company’s subsidiaries will guarantee the Notes. The Indenture and Ninth Supplemental Indenture contain certain covenants, events of default and other customary provisions.

On March 5, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, the Notes.

The foregoing descriptions of the Notes, the Indenture, the Ninth Supplemental Indenture and the Underwriting Agreement are only a summary and are qualified in their entirety by reference to the full text of the Indenture, the Ninth Supplemental Indenture and the Underwriting Agreement. A copy of the Ninth Supplemental Indenture is attached hereto as Exhibit 4.1, a copy of the Indenture is attached as Exhibit 4.1 to the Company’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005, a copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and each is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 11, 2019, Lazard Ltd issued a press release announcing the pricing of the Company’s previously announced cash tender offer for any and all of the Company’s 4.250% Senior Notes due November 14, 2020 (the “2020 Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 11, 2019, Lazard Ltd issued a separate press release announcing the completion of the offering of the Notes by the Company.  The Company previously announced its intention to use a portion of the net proceeds from the offering of the Notes to repurchase or redeem any and all of the outstanding 2020 Notes, and to pay fees and expenses related to the foregoing, and to use the remaining amount for general corporate purposes, including potential repurchases of shares of Lazard Ltd’s Class A common stock.  In that regard, the press release also announced the delivery of a notice of redemption by the Company to redeem any and all of the 2020 Notes to all holders of the 2020 Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2019, among Lazard Group LLC and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto
4.1	Ninth Supplemental Indenture, dated as of March 11, 2019, between Lazard Group LLC and The Bank of New York Mellon, as trustee
5.1	Opinion of Cravath, Swaine & Moore LLP, relating to Lazard Group LLC’s 4.375% Senior Notes due 2029
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
99.1	Press Release, dated March 11, 2019
99.2	Press Release, dated March 11, 2019

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2019, among Lazard Group LLC and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto
4.1	Ninth Supplemental Indenture, dated as of March 11, 2019, between Lazard Group LLC and The Bank of New York Mellon, as trustee
5.1	Opinion of Cravath, Swaine & Moore LLP, relating to Lazard Group LLC’s 4.375% Senior Notes due 2029
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
99.1	Press Release, dated March 11, 2019
99.2	Press Release, dated March 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC

By:	/s/ Evan L. Russo
Name: Evan L. Russo
Title: Chief Financial Officer

Date:  March 11, 2019